                                                             EXHIBIT  24.01

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg H. L. Nash as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and or file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act if 1934, this report has been signed on June 22, 1998 by the following persons on behalf of the registrant and in the capacities indicated.

        Signature                          Title
---------------------------------   --------------------------------------

/s/ Raymond A. Peterson              PRESIDENT AND CHIEF EXECUTIVE OFFICER
---------------------------------    (PRINCIPAL EXECUTIVE OFFICER)
 (Raymond A. Peterson)


/s/ Greg H. L. Nash                  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
---------------------------------    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
 (Greg H. L. Nash)


/s/ Kenneth E. Raasch                CHAIRMAN
---------------------------------
 (Kenneth E. Raasch)


/s/ Thomas Kinkade                   DIRECTOR
---------------------------------
 (Thomas Kinkade)


/s/ Norman A. Nason                  DIRECTOR
---------------------------------
 (Norman A. Nason)


/s/Michael L. Kiley                  DIRECTOR
---------------------------------
 (Michael L. Kiley)


/s/ Norman T. Mahoney                DIRECTOR
---------------------------------
 (Norman T. Mahoney)